Execution Version

Exhibit 4.2

AMENDMENT TO
UNIT PURCHASE AND SUBSCRIPTION AGREEMENT

This AMENDMENT TO UNIT PURCHASE AND SUBSCRIPTION AGREEMENT (this “Amendment”), dated as of October 29, 2021, is entered into by and among Ioneer Rhyolite Ridge Holdings LLC, a Delaware limited liability company f/k/a Rhyolite Ridge Holdings LLC (the “Company”), ioneer Ltd, a company organized under the laws of Australia (the “ioneer Parent”), and Sibanye Stillwater Limited, a company organized under the laws of South Africa (the “Investor Parent”). The Company, ioneer Parent and Investor Parent are referred to individually herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into a Unit Purchase and Subscription Agreement on September 16, 2021 (the “Agreement”);

WHEREAS, on October 8, 2021 Investor Parent approved the Company and its subsidiaries changing their respective names, thereby approving the applicable amendments to the organizational documents of such entities, and such name changes were completed on October 19, 2021;

WHEREAS, pursuant to Section 8.10 of the Agreement, the Agreement may be amended by an instrument in writing executed by all Parties and expressly identified as an amendment;

WHEREAS,  the Parties desire to amend the Agreement as contemplated by the terms and conditions of this Amendment; and

WHEREAS, capitalized terms used and not separately defined herein shall have the meanings given to them in the Agreement.

NOW, THEREFORE, for and in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein and in the Agreement, the Parties agree as follows:

1.          Amendments to the Agreement.

(a)
All references in the Agreement, including the Exhibits and the Schedules thereto, to “Rhyolite Ridge Holdings LLC”, “Rhyolite Ridge MidCo LLC”, “Rhyolite Ridge LLC” and “Rhyolite SLP LLC” are hereby amended and restated to refer to “Ioneer Rhyolite Ridge Holdings LLC”, “Ioneer Rhyolite Ridge MidCo LLC”, “Ioneer Rhyolite Ridge LLC” and “Ioneer Rhyolite SLP LLC”, respectively, effective as of the effective date of such name changes.

(b)	The first sentence of Section 5.17 of the Agreement is hereby amended and restated in its entirety as follows:

“Investor shall file or cause to be filed with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”) a Notification and Report Form relating to this Agreement and the transactions contemplated by this Agreement as required by the HSR Act no later than March 31, 2022.”

2.          Binding Effect of the Agreement.  Except as expressly amended by Section 1 of this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

3.          Incorporation by Reference.  The Recitals of this Amendment and Section 8.7 (Governing Law) and Section 8.8 (Consent to Jurisdiction; Waiver of Jury Trial) of the Agreement are hereby incorporated herein by reference, modified to the extent necessary to apply to this Amendment.

4.          Headings.  The headings in this Amendment are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Amendment.

5.          Invalidity.  In the event that any one or more of the provisions contained in this Amendment or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment or any other such instrument.

6.          Counterparts.  This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed an original but all of which shall constitute one and the same amendment. Delivery of an executed signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf” or signature via DocuSign or similar services) shall be effective as delivery of a manually executed counterpart hereof.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Amendment as of the date first above written.

IONEER RHYOLITE RIDGE HOLDINGS LLC

By:	/s/ Bernard Rowe
Name:	Bernard Rowe
Title:	President

Signature Page to Amendment to Unit Purchase and Subscription Agreement

SIGNED for IONEER LTD. in accordance with section 127 of the Corporations Act 2001 (Cth):

By:	/s/ Bernard Rowe
Name:	Bernard Rowe
Title:	Director

By:	/s/ Ian Bucknell
Name:	Ian Bucknell
Title:	Secretary

Signature Page to Amendment to Unit Purchase and Subscription Agreement

SIBANYE STILLWATER LIMITED

By:	/s/ Neal Froneman
Name:	Neal Froneman
Title:	CEO

Signature Page to Amendment to Unit Purchase and Subscription Agreement